EXHIBIT 4.1

PHH CORPORATION
as Issuer
AND
THE BANK OF NEW YORK MELLON
as Trustee

Indenture
Dated as of September 29, 2009

4.00% Convertible Senior Notes due 2014

i

Page
Section 10.03. Paying Agent To Repay Monies and Shares Held	70
Section 10.04. Return of Unclaimed Monies and Shares	70
Section 10.05. Reinstatement	70

ARTICLE 11
Supplemental Indentures

Section 11.01. Supplemental Indentures Without Consent of Holders	71
Section 11.02. Supplemental Indentures with Consent of Holders	71
Section 11.03. Execution of Supplemental Indentures	72
Section 11.04. Effect of Supplemental Indentures	73
Section 11.05. Reference in Securities to Supplemental Indentures	73
Section 11.06. Notice to Holders of Supplemental Indentures	73

ARTICLE 12
Miscellaneous

Section 12.01. When Securities Are Disregarded	73
Section 12.02. Rules by Trustee, Paying Agent and Security Registrar	73
Section 12.03. Successors	74
Section 12.04. Multiple Originals	74
Section 12.05. Calculations	74
Section 12.06. Waiver of Jury Trial	74
Section 12.07. Force Majeure	74

Schedule A Make-Whole Table

EXHIBITS

Exhibit A — Form of Security
Exhibit B — Form of Restrictive Legend for Common Stock Issued Upon Conversion

     INDENTURE, dated as of September 29, 2009, between PHH Corporation, a corporation duly organized and existing under the laws of the State of Maryland, as issuer (the “Company”), having its principal office at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company has duly authorized the creation of an issuance of 4.00% Convertible Senior Notes due 2014 (each, a “Security” or “Note” and, collectively, the “Securities” or “Notes”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and this Indenture, have been done;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;
     (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
     (iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.
     “Additional Interest” has the meaning specified in Section 3.08(a).
     “Additional Securities” has the meaning specified in Section 2.17.
     “Additional Shares” has the meaning specified in Section 5.02.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 2.09(f).
     “Bankruptcy Law” means Title 11 of the U.S. Code or any similar Federal or State law for relief of debtors.
     “Bid Solicitation Agent” means initially the Company or any agent the Company may appoint in the future, including the Trustee, to solicit a Trading Price for the Securities as may be required pursuant to this Indenture.
     “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York.
     “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.
     “close of business” means 5:00 p.m., New York City time.
     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.
     “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as they exist on the date of this Indenture, subject to Section 5.12.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Continuing Directors” means (i) individuals who on the date of original issuance of the Notes were members of the Board of Directors of the Company and (ii) any new directors whose election to the Board of Directors of the Company or whose nomination for election by the Company’s stockholders was approved by at least a majority of the Company’s directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the Notes or whose election or nomination for election was previously so approved. Solely for purposes of this definition, the phrase “or any duly authorized committee of that board” of the definition of Board of Directors shall be disregarded.
     “Conversion Agent” has the meaning specified in Section 2.05.
     “Conversion Date” has the meaning specified in Section 5.03.
     “Conversion Notice” has the meaning specified in Section 5.03.
     “Conversion Obligation” has the meaning specified in Section 5.01(a).
     “Conversion Price” means, in respect of each Security, as of any date $1,000 divided by the Conversion Rate as of such date.
     “Conversion Rate” means, initially 38.7522 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at The Bank of New York Mellon, 101 Barclay Street, Floor 8 West, New York, New York 10286, Attn: Corporate Trust Administration or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor entity.
     “Daily Conversion Value” means for each of the 60 consecutive VWAP Trading Days during the Observation Period, one-sixtieth (1/60th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 5.12) on such VWAP Trading Day. Any determination of the Daily Conversion Value by the Company shall be conclusive absent manifest error.
     “Daily Settlement Amount” has the meaning specified in Section 5.04.
     “Daily Share Amount” has the meaning specified in Section 5.04(a)(ii).
     “Daily VWAP” of the Common Stock means, for each of the 60 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page PHH.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
     “Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.
     “Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Effective Date” has the meaning specified in Section 5.02(b).
     “Event of Default” has the meaning specified in Section 6.01.
     “Ex-Date” shall mean the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bids or otherwise) as determined by such exchange or market.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Extension Fee” has the meaning specified in Section 6.02.
     “Foreign Jurisdiction Transaction” has the meaning specified in Section 7.01(a).
     “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
     (1) any Person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of the Company’s Subsidiaries; provided that a Fundamental Change shall not occur as a result of this clause (1) if, in such purchase, merger, acquisition or other transaction, all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in which case clause (2) below shall apply (in addition to, if applicable, clauses (3), (4) or (5) below); or

     (2) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person (excluding a pledge of securities issued by any of the Company’s Subsidiaries, but not excluding any transfer or other disposition resulting from the foreclosure or other exercise of creditors’ remedies pursuant to such pledge) or (ii) engages in any recapitalization, reclassification or other acquisition transaction or series of transactions in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than any merger or consolidation:
     (a) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (x) the continuing or surviving corporation immediately after the transaction or (y) the corporation that directly or indirectly owns 100% of the Capital Stock of such continuing or surviving corporation; or
     (b) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Common Stock; or
     (c) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
     (3) at any time the Company’s Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor Person to the Company); or
     (4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or
     (5) if shares of Common Stock, or shares of any other Capital Stock which constitute the Reference Property as set forth in Section 5.12 hereof, are not listed for trading on any United States national securities exchange.
     For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act. In addition, solely for purposes of this definition, the phrase “or any duly authorized committee of that board” of the definition of Board of Directors shall be disregarded.
     “Fundamental Change Expiration Time” has the meaning specified in Section 4.01(i).
     “Fundamental Change Repurchase Date” has the meaning specified in Section 4.01.
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 4.01(i).

     “Fundamental Change Repurchase Price” has the meaning specified in Section 4.01.
     “Fundamental Change Repurchase Right Notice” has the meaning specified in Section 4.01(b).
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.
     “Global Security” means a Security in global form registered in the Security Register in the name of the Depositary or a nominee thereof.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Initial Purchasers” means J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and RBS Securities Inc.
     “interest” means, when used with reference to the Securities, any interest payable under the terms of the Securities, including Additional Interest, if any, and the Extension Fee, if any.
     “Interest Payment Date” means each March 1 and September 1 of each year.
     “Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.
     “Last Reported Sale Price” of the Common Stock (or any other security for which a Last Reported Sale Price must be determined) on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock (or such other security) in the over-the-counter market on the relevant date, as reported by Pink OTC Markets Inc. or similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include one or more of the Initial Purchasers, selected by the Company for this purpose. Any such determination shall be conclusive absent manifest error.

     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change pursuant to clauses (1), (2) or (5) under the definition of Fundamental Change (but without giving effect to subclause (a) under clause (2) of that definition).
     “Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.
     “Measurement Period” has the meaning specified in Section 5.01(a)(i).
     “Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of the Company.
     “Observation Period” with respect to any Security means:
     (i) with respect to any Conversion Date occurring on or after the 65th Scheduled Trading Day prior to the Stated Maturity Date, the 60 consecutive VWAP Trading Day period beginning on, and including, the 62nd Scheduled Trading Day prior to the Stated Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); and
     (ii) in all other instances, the 60 consecutive VWAP Trading Day period beginning on and including the third VWAP Trading Day after the Conversion Date.
     “Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President or the Chief Financial Officer, and by the Treasurer or the Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 3.07 shall be the principal executive, financial or accounting officer of the Company.
     “open of business” means 9:00 a.m., New York City time.
     “Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.
     “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;
     (ii) Securities, or portions thereof, for whose payment or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be purchased prior to the Stated

Maturity Date thereof, notice of such purchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;
     (iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and
     (iv) Securities converted pursuant to Article 5;
provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
     “Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of, interest on or Fundamental Change Repurchase Price of, any Securities on behalf of the Company. The Trustee shall be the initial Paying Agent.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 principal amount and multiples thereof.
     “Principal Portion” has the meaning specified in Section 5.04(a)(i).
     “protected purchaser” has the meaning specified in Section 2.12.
     “Purchase Agreement” means the Purchase Agreement, dated September 23, 2009, entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.
     “record date” has the meaning specified in Section 5.06(e).
     “Record Date” means, with respect to the payment of interest, the February 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on March 1 and August 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on September 1.

     “Reference Property” has the meaning specified in Section 5.12(b).
     “Resale Restriction Termination Date” has the meaning specified in Section 2.10.
     “Responsible Officer” means any officer of the Trustee within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
     “Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.10.
     “Restricted Security Legend” has the meaning specified in Section 2.10.
     “Restricted Transfer Default” has the meaning specified in Section 3.08(b).
     “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Securitization Indebtedness” means any indebtedness of any of the Company’s structured bankruptcy-remote subsidiaries which does not permit or provide for recourse to the Company or any of its Subsidiaries (other than the structured bankruptcy-remote subsidiary) or any property or assets of the Company or any of its Subsidiaries (other than property or assets of such structured bankruptcy-remote subsidiary); provided that if at any time, whether by operation of law, the terms of such indebtedness, pursuant to a legal judgment, decree or order, or otherwise, any such indebtedness is, or becomes, recourse to the Company or any of its Subsidiaries (other than the structured bankruptcy-remote subsidiary) then such indebtedness shall not be Securitization Indebtedness.
     “Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company.

     “Security Register” and “Security Registrar” have the respective meanings specified in Section 2.05.
     “Spin-Off” has the meaning specified in Section 5.06(c).
     “Stated Maturity Date” when used with respect to any Security and the payment of the principal amount thereof, means September 1, 2014.
     “Stock Price” means the price per share of Common Stock at the time of a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 5.02, which shall be equal to (i) if holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Make-Whole Fundamental Change, the cash amount paid per share and (ii) otherwise, the average of the Last Reported Sale Prices of the Common Stock over the 10 Trading Day period ending on the Trading Day preceding the Effective Date.
     “Stock Price Condition” has the meaning specified in Section 5.01(a)(ii).
     “Subsidiary” means a corporation more than 50% of the outstanding voting stock or other voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock or other voting interests” means stock or other voting interests which ordinarily have voting power for the election of directors or comparable governing body, whether at all times or only so long as no senior class of stock or other interests has such voting power by reason of any contingency.
     “Successor Company” has the meaning specified in Section 7.01(a).
     “Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.
     “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent per $1000 in principal amount of Notes for $2.0 million in principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include one or more of the Initial Purchasers; provided that if three such bids cannot reasonably be provided to the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid is obtained, that one bid shall be used. If at least one bid for $2.0 in million principal amount of the Notes cannot reasonably be obtained, then the Trading Price per $1,000 in principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any such determination shall be conclusive absent manifest error.
     “Trading Price Condition” has the meaning specified in Section 5.01(a)(i).

     “Trigger Event” has the meaning specified in Section 5.06(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “U.S.” or “United States” means the United States of America.
     “Valuation Period” has the meaning specified in Section 5.06(c).
     “VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (local time on such exchange or market) on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period or longer of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
     “VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” shall mean a Business Day.
     “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all the Capital Stock of which (other than directors’ qualifying shares) is owned by such Person or another Wholly Owned Subsidiary of such Person.
     Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required hereunder. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with any other requirement set forth in this Indenture.
     Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any Officers’ Certificate or Opinion of Counsel of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.
     (c) The Company may fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 9.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or
     (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.
     Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices will be deemed to have been given on the date of mailing. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.
     Section 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.
     Section 1.08. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.09. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.10. Governing Law. THIS INDENTURE AND EACH SECURITY (AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH SECURITY) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK).
     Section 1.11. No Recourse Against Others. No director, officer, employee, stockholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture. Each Holder by accepting a Security waives and releases such liability.

ARTICLE 2
The Securities
     Section 2.01. Designation, Amount and Issuance of Securities. The Securities shall be designated as “4.00% Convertible Senior Notes due 2014.” The Securities will be limited to an aggregate principal amount of $250,000,000, subject to Section 2.17 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.04, Section 2.08, Section 2.09, Section 2.10, Section 2.12 or Section 2.14. Upon the execution of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Securities upon a written order of the Company, such order signed by an Officer of the Company, without any further action by the Company hereunder.
     Section 2.02. Form of the Securities. The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian for the Global Securities or the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.
     So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, subject to Section 2.09, all of the Securities will be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.09, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.
     Any Global Security shall represent such of the Outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities shall be made to the Depositary in immediately available funds.
     Section 2.03. Date and Denomination of Securities; Payment at the Stated Maturity Date; Payment of Interest. The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Security shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Securities attached as Exhibit A hereto. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     On the Stated Maturity Date, each Holder shall be entitled to receive the principal amount of the Securities held and accrued and unpaid interest to, but not including, the Stated Maturity Date. With respect to Global Securities, principal and interest will be paid to the Depositary in immediately available funds. With respect to any Physical Securities, principal and interest will be payable at the Company’s office or agency maintained for that purpose, which initially will be the Trustee’s office at 101 Barclay Street, Floor 8 West, New York, New York 10286.
     The Person in whose name any Security is registered on the Security Register at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, except that the interest payable upon the Stated Maturity Date will be payable to the Person to whom principal is payable upon the Stated Maturity Date.
     Except as provided above, the Company shall pay interest (i) on any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Securities in certificated form having a principal amount of $5,000,000 or less, by check mailed to the address of the Person entitled thereto as it appears in the Security Register, provided that on the Stated Maturity Date, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee located at 101 Barclay Street, Floor 8 West, New York, New York 10286 and (iii) on any Securities in certificated form having a principal amount of more than $5,000,000, either by check mailed to the address of the Person entitled thereto as it appears in the Security Register or, upon application by a Holder to the Security Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary; provided that on the Stated Maturity Date, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee located at 101 Barclay Street, Floor 8 West, New York, New York 10286. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

     Section 2.04. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar, Paying Agent or agent for service of notices and demands.
     Section 2.05. Security Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Security Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Security Registrar shall keep a register of the Securities (the “Security Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Security Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Security Registrar and Paying Agent in connection with the Securities, (ii) the Custodian with respect to the Global Securities and (iii) Conversion Agent.
     The Company shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or Conversion Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Security Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent or Security Registrar.
     The Company may remove any Security Registrar, Paying Agent or Conversion Agent upon written notice to such Security Registrar, Paying Agent or Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Security Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Security Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Security Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Paying Agent, Conversion Agent or Security Registrar only if the Trustee also resigns as Trustee in accordance with Section 8.11.
     Section 2.06. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.06, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     Section 2.07. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
     Section 2.08. Exchange and Registration of Transfer of Securities. The Company shall cause to be kept at the Corporate Trust Office the Security Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.
     Upon surrender for registration of transfer of any Securities to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08 and in Section 2.10, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously Outstanding.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     All Securities presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to any Holder for any registration of, transfer or exchange of Securities, but the Company, the Trustee or the Security Registrar may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.
     Neither the Company nor the Trustee nor any Security Registrar shall be required to exchange, issue or register a transfer of (a) any Securities or portions thereof surrendered for conversion pursuant to Article 5 or (b) any Securities or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 4.01.
     Section 2.09. Global Securities. The following provisions shall apply to Global Securities:
     (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian for the Global Securities therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days. Any Global Securities exchanged pursuant to this Section 2.09(b) shall be so exchanged in whole and not in part.
     (c) In addition, Physical Securities will be issued in exchange for beneficial interests in a Global Security upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Securities or this Indenture upon the occurrence and during the continuance of an Event of Default.

     (d) Securities issued in exchange for a Global Security or any portion thereof pursuant to Section 2.09(b) or Section 2.09(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Securities to be exchanged shall be surrendered by the Depositary to the Trustee, as Security Registrar; provided that pending completion of the exchange of a Global Security, the Trustee acting as Custodian for the Global Securities for the Depositary or its nominee with respect to such Global Securities, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Securities issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.
     (e) In the event of the occurrence of any of the events specified in Section 2.09(b) above or upon any request described in Section 2.09(c), the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form, without interest coupons.
     (f) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Securities registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Securities.
     (g) At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.
     Section 2.10. Transfer Restrictions. Subject to the last two paragraphs of this Section 2.10, prior to the date upon which the Restricted Security Legend is removed from any Security (the “Resale Restriction Termination Date,” which shall have a correlative meaning in respect of any Restricted Common Stock) any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in the form of Security set forth in Exhibit B hereto, if applicable) shall bear a legend in the form identified as the “Restricted Security Legend” (the “Restricted Security Legend”) in the form of Security set forth in Exhibit A hereto and, unless such Security (or such Common Stock) has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.
     Every Security (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.10 to bear the legend required by this Section 2.10 (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Exhibit B hereto, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.10 and such legends, unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of any Restricted Securities, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.10, the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.
     So long as the Securities are represented by Global Securities that are held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Securities by:
     (i) instructing the Trustee to remove the Restricted Security Legend from the Securities and instructing the transfer agent for the Common Stock to remove the Restricted Stock Legend from the Common Stock issued upon conversion of the Securities;
     (ii) notifying Holders of the Securities and Common Stock issued upon conversion of the Securities that the Restricted Security Legend and Restricted Stock Legend have been removed or deemed removed;
     (iii) notifying the Trustee, the transfer agent for the Common Stock and DTC to change the CUSIP number for the Securities and the Common Stock issued upon conversion of the Securities to the applicable unrestricted CUSIP number; and
     (iv) complying with the applicable procedures of the Depositary for delegending.
     Any Security (or security issued in exchange or substitution therefor) that has been transferred, replaced or exchanged on or after the Resale Restriction Termination Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Security to the Registrar for exchange in accordance with the provisions of this Section 2.10, be exchanged for a new Security or

Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend required by this Section 2.10.
     Section 2.11. Responsibilities and Obligations of the Trustee. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders of Securities and all payments to be made to Holders of Securities under the Securities shall be given or made only to or upon the order of the registered Holders of Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Securities shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.12. Replacement Securities. If a mutilated Security is surrendered to the Security Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Security Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Security Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In case any Security which has matured or is about to mature or has been properly tendered for repurchase on a Fundamental Change Repurchase Date (and not withdrawn) or is to be converted into Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Securities), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.
     The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.
     Section 2.13. Outstanding Securities. Securities Outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.13 as not Outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
     If a Security is replaced pursuant to Section 2.12, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or Stated Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.
     Section 2.14. Temporary Securities. Pending the preparation of Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Security, all as may be determined by the Company. Every such temporary Securities shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 3.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in certificated form authenticated and delivered hereunder.
     Section 2.15. Cancellation. To the extent permitted by law, the Company may from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Holders. The Company shall surrender any Notes repurchased by it for cancellation and any such repurchased Notes shall be deemed to be no longer Outstanding. The Security Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.
     Section 2.16. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
     Section 2.17. Additional Securities. The Company may, from time to time without the consent of the Holders of Outstanding Securities, issue additional Securities pursuant to this Indenture (“Additional Securities”) with the same terms and with the same CUSIP number as the Securities issued on the date of this Indenture; provided that such Additional Securities are issued pursuant to a “qualified reopening” or are treated as issued without original issue discount for U.S. federal income tax purposes. The Securities originally issued pursuant to the Purchase Agreement and any Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, offers to purchase and U.S. federal income tax purposes. No Additional Securities may be issued if on the Issue Date therefor any Event of Default has occurred and is continuing.
ARTICLE 3
Particular Covenants of the Company
     Section 3.01. Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.
     Section 3.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and Conversion Agent at the Corporate Trust Office for each of the aforesaid purposes.
     So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.11(a) and the third paragraph of Section 8.12. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Securities it can identify from its records.
     Section 3.03. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.03:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest, on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of or interest on the Securities, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 11:00 a.m. New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of or interest on the Securities when the same shall become due and payable.
     (c) Anything in this Section 3.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 3.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 3.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.03 is subject to Section 10.03 and Section 10.04.
     The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of or liability for any funds held by such other paying agents.
     Section 3.04. Rule 144A Information Requirement. Until the first anniversary of the last Issue Date, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time.
     Section 3.05. Resale of Certain Securities. The Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 or any successor provision thereto) to, resell any Securities that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.
     Section 3.06. Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

     Section 3.07. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2009, an Officers’ Certificate indicating whether the signers thereof know of any event has occurred and is continuing, which is or after notice of lapse of time or both would become an Event of Default, and if such an event has occurred and is continuing, specifying each such event known to such officers and the status thereof.
     The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Any notice required to be given under this Section 3.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.
     Section 3.08. Payment of Additional Interest. (a) The Company will make a one-time payment to each Holder of Notes of 0.50% of such Holder’s aggregate principal amount of Notes (such one-time payment, together with any amounts payable pursuant to the immediately succeeding paragraph, “Additional Interest”) if at any time during the six months to one year period following the last original Issue Date of the Notes, it fails to timely file any document or report that it is required (giving effect to any grace period provided by Rule 12b-25) to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K); provided that the Company will have 14 days, in the aggregate, to cure all such missed filings before such payment shall become due. The Additional Interest will be payable on the Interest Payment Date following the late filing.
     (b) Further, if, and for so long as, the Restrictive Security Legend on the Notes has not been removed, or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the Restrictive Security Legend), in each case as of the 375th day after the last original Issue Date of the Notes (each, a “Restricted Transfer Default”), the Company shall either (i) pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes Outstanding while a Restricted Transfer Default is continuing until all Restricted Transfer Defaults shall cease or until the Notes are freely tradable pursuant to the next clause or (ii) designate an effective shelf registration statement useable for the resale of the Notes or any Common Stock issuable upon conversion of the Notes, in which case Additional Interest shall not accrue for each day on which such registration statement remains effective and useable by Holders for the resale of the Notes and any Common Shares. Additional Interest shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. For the avoidance of doubt, payment of Additional Interest as set forth in this Section 3.08(b) shall be the sole remedy to Holders in the event that the Company fails to remove the Restrictive Security Legend and the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates.

ARTICLE 4
Repurchase of Notes
     Section 4.01. Right To Require Repurchase Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 principal amount, for cash, on a date (the “Fundamental Change Repurchase Date”) of the Company’s choosing that is not less than 20 calendar days nor more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date.
     Notwithstanding the foregoing, no Holder shall have the right to require the Company to repurchase any of its Notes under clause (2) of the definition of Fundamental Change (and the Company shall not be required to deliver the Fundamental Change Repurchase Notice incidental thereto) if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in a merger or consolidation or such other transaction otherwise constituting a Fundamental Change under clause (2) of the definition thereof consists of shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of the completion of the merger or consolidation or such other transaction the Securities become convertible into cash (in respect of the Principal Portion) and, if applicable, such shares of such common stock pursuant to Section 5.12.
     Repurchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note on or before the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and

     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are not Physical Notes, the Fundamental Change Repurchase Notice must comply with applicable Depositary procedures.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder on the later of (i) the Fundamental Change Repurchase Date and (ii) the time of the book-entry transfer or the delivery of the Note.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.
     Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.
     (b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day following such occurrence, the Company shall provide to all Holders of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in The

City of New York or on the Company’s website or through such other public medium as the Company may use at such time.
     Each Fundamental Change Repurchase Right Notice shall specify (if applicable):
     (i) the events causing a Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right, if applicable;
     (iv) the Fundamental Change Repurchase Price, if applicable;
     (v) the Fundamental Change Repurchase Date, if applicable;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
     (viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;
     (ix) that the Holder must exercise the repurchase right on or prior to the Fundamental Change Expiration Time;
     (x) that the Holder shall have the right to withdraw any Notes surrendered for repurchase prior to the Fundamental Change Expiration Time; and
     (xi) the procedures that Holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.
     (c) A Fundamental Change Repurchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the Fundamental Change Expiration Time, specifying:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

     (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes,
     (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     (d) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 4.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be repurchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be Outstanding and interest, if any, shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes.
     (f) In connection with any repurchase of Notes pursuant to this Article 4, the Company hereby agrees to:
     (i) comply with the provisions of Rule 13e-1, Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and
     (ii) otherwise comply with all applicable federal and state securities laws.

     (g) No Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from the Company’s default in the payment of the Fundamental Change Repurchase Price with respect to such Notes).
ARTICLE 5
Conversion
     Section 5.01 . Conversion Privilege and Conversion Rate. (a) Subject to the conditions described in subsections (i), (ii), and (iii) below, and upon compliance with the provisions of this Article 5, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2014, at the Conversion Rate (subject to adjustment as provided in this Indenture) per $1,000 principal amount of the Note (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after March 1, 2014, regardless of the conditions described in subsections (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 5, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of Notes at the applicable Conversion Rate at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Stated Maturity Date.
     (i) The Notes shall be convertible prior to March 1, 2014, during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 in principal amount of the Notes, determined as set forth below, for each Trading Day of the Measurement Period was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock and (y) the applicable Conversion Rate for the Notes for such Trading Day (the “Trading Price Condition”). The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 in principal amount of the Notes would be less than 98% of the product of (a) the Last Reported Sale Price of the Common Stock and (b) the applicable Conversion Rate, in which case and at such time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 in principal amount of the Notes is greater than or equal to 98% of the product of (a) the Last Reported Sale Price of the Common Stock and (b) the applicable Conversion Rate. If the Company does not, when obligated to do so pursuant to this clause (i), instruct the Bid Solicitation Agent to determine the Trading Price of the Notes, or if the Company so instructs the Bid Solicitation Agent, but the Bid Solicitation Agent does not make such determination, then the Trading Price Condition shall be deemed to have been satisfied until such failure has been cured. If the Trading Price Condition has been met, the Company shall promptly notify the Holders of the Notes. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 in principal amount of the Notes is greater than 98% of the product of (a) the Last Reported Sale Price of the Common Stock and (b) the applicable Conversion Rate for such date, the Company shall so promptly notify the Holders of the Notes, and the Bid Solicitation Agent shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this Section 5.01(a)(i).
     (ii) The Notes shall be convertible prior to March 1, 2014 during any calendar quarter after the calendar quarter ending December 31, 2009 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect on each such Trading Day, all as determined by the Company and communicated to the Trustee (the “Stock Price Condition”). If the Stock Price Condition has been satisfied, the Company shall promptly notify Holders of Notes.
     (iii) The Notes shall be convertible prior to March 1, 2014, as provided in subsections (b), (c) and (d) of this Section 5.01.
     (b) If the Company elects to:
     (i) distribute to all or substantially all holders of Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the record date for such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of the distribution; or
     (ii) distribute to all or substantially all holders of Common Stock the Company’s assets (including cash), debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 5% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify Holders and the Trustee of such distribution and of the resulting conversion right at least 65 Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender the Notes for conversion at any time until the earlier of (x) the close of business on the Business Day immediately prior to the Ex-Date for such distribution and (y) the date the Company announces that such distribution will not take place, even if the Notes are not otherwise convertible at such time. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) of this Section 5.01(b) as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes.

     (c) If a transaction or event constituting a Fundamental Change occurs, a Holder may surrender Notes for conversion at any time after the effective date of such transaction or event until (i) the Fundamental Change Repurchase Date corresponding to such transaction or event or (ii) if there is no such Fundamental Change Repurchase Date, 30 Scheduled Trading Days following the effective date of such transaction or event and, upon such surrender the Holder may be entitled to an increase in the Conversion Rate by Additional Shares of Common Stock, if any, as specified in Section 5.02. If a transaction or event constituting a Fundamental Change occurs, the Company shall notify, in the manner provided for in Section 1.06, each of the Holders and the Trustee of the occurrence of any such transaction or event on the effective date of such transaction or event.
     (d) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of its property and assets (excluding a pledge of securities issued by any of the Company’s Subsidiaries but, for the avoidance of doubt, not excluding any foreclosure thereon), in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property that does not constitute a Fundamental Change, then the Holders shall have the right to convert Notes at any time beginning on the earlier of (i) the date on which the Company gives notice or makes a public announcement of such transaction and (ii) the effective date of such transaction, and ending on the 20th Scheduled Trading Day following the effective date of such transaction. The Company shall notify each of the Holders and the Trustee as soon as practicable of the anticipated effective date of any such transaction to which the provisions of this Section 5.01(d) shall apply.
     Section 5.02 . Conversion Rate Adjustment Upon Certain Make-whole Fundamental Changes. (a) If a Holder elects to convert Notes in connection with a Make-Whole Fundamental Change that occurs prior to the Stated Maturity Date, the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that no increase shall be made pursuant to this Section 5.02 in the case of a transaction constituting a Fundamental Change described in clause (2) of such definition where 90% or more for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such transaction consists of shares of common stock traded on any of the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange (or any of their respective successors) (or that will be so traded immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible into cash (in respect of the Principal Portion) and such shares of common stock pursuant to Section 5.12. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection shall be made pursuant to Section 5.04(d). For purposes of this Section 5.02, a conversion shall be deemed to be “in connection with” a Make-Whole Fundamental Change if the related Conversion Date occurs on or after the Effective Date of such Make-Whole Fundamental Change, until the related Fundamental Change Repurchase Date or, if there is no such Fundamental Change Repurchase Date, 30 Scheduled Trading Days following such Effective Date (regardless of whether the Notes are otherwise convertible because of the conditions set forth in Section 5.01), as applicable. The Company shall notify Holders and the Trustee of the occurrence of any such Make-Whole Fundamental Change on the Effective Date of such transaction or event.
     (b) The number of Additional Shares by which the Conversion Rate shall be increased in the event of a Make-Whole Fundamental Change shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the Stock Price. The exact Stock Price and Effective Dates may not be set forth in the table attached as Schedule A hereto, in which case:
     (i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365-day year;
     (ii) if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as set forth in paragraph (c) below), no Additional Shares shall be added to the Conversion Rate; and
     (iii) if the Stock Price is less than $19.85 per share (subject to adjustment in the same manner as set forth in paragraph (c) below), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 50.3778 per $1,000 in principal amount of Notes (subject to adjustments in the same manner as the Conversion Rate as set forth in Section 5.06).
     (c) The Stock Prices set forth in the first column of the table in Schedule A hereto (i.e., the row headers) shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table attached as Schedule A hereto shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5.06 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).
     Section 5.03 . Exercise of Conversion Privilege. (a) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.04(e) and, if required, pay all taxes or duties, if any, as set forth in Section 5.09 and (ii) in the case of a Physical Note, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in Exhibit A hereto (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay all transfer or similar taxes, if any, as set forth in Section 5.09 and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.04(e). A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 5.03.
     Notwithstanding the foregoing, no Conversion Notice with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Article 4.
     If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (b) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
     (c) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     Section 5.04 . Settlement of Conversion Obligation. (a) Subject to clause (c) below, the Company shall satisfy the Conversion Obligation with respect to each $1,000 in principal amount of Notes tendered for conversion, on the third Business Day immediately following the last VWAP Trading Day of the related Observation Period, by paying cash and delivering shares of fully paid Common Stock, if applicable, determined for each VWAP Trading Day of such Observation Period as follows (the “Daily Settlement Amount”):
     (i) an amount of cash equal to the lesser of: (x) one-sixtieth (1/60th) of $1,000 and (y) the Daily Conversion Value relating to such VWAP Trading Day (such cash amount, the “Principal Portion”); and
     (ii) if such Daily Conversion Value exceeds one-sixtieth (1/60th) of $1,000, a number of shares of Common Stock (the “Daily Share Amount”), subject to the

Company’s right to pay cash in lieu of all or a portion of the Daily Share Amount in accordance with Section 5.04(b), equal to (A) the difference between such Daily Conversion Value and the Principal Portion, divided by (B) the Daily VWAP of the Common Stock for such VWAP Trading Day.
The Daily Settlement Amounts shall be determined by the Company promptly following the last VWAP Trading Day of the Observation Period.
     (b) The Company may elect, subject to the requirements set forth in this clause (b), to deliver cash in lieu of all or a portion of the Daily Share Amount as set forth above. Subject to obtaining the approval of its stockholders as set forth below, by the close of business on the VWAP Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”) and the Company shall notify Holders of such Cash Percentage through written notice to the Trustee (the “Cash Percentage Notice”). With respect to any Notes that are converted on or after March 1, 2014, the Cash Percentage that the Company specifies for the corresponding Observation Period shall apply to all such conversions. If the Company timely elects to specify a Cash Percentage, (i) the amount of cash that the Company shall pay in lieu of the applicable portion of the Daily Share Amount in respect of each VWAP Trading Day in the applicable Observation Period shall equal: (A) the Cash Percentage, multiplied by (B) the Daily Share Amount for such Trading Day (assuming the Company had not specified a Cash Percentage), multiplied by (C) the Daily VWAP for such VWAP Trading Day and (ii) the number of shares of Common Stock deliverable in respect of each VWAP Trading Day in the applicable Observation Period (in lieu of the full Daily Share Amount for such Trading Day) shall be a percentage of the Daily Share Amount (assuming the Company had not specified a Cash Percentage) equal to 100% minus the Cash Percentage. If (x) the Company does not specify a Cash Percentage or (y) the Company has not obtained the stockholder approval referred to below, the Company must settle the entire Daily Share Amount for each VWAP Trading Day in such Observation Period in cash as if it had specified a Cash Percentage of 100%. The Company may, at its option, revoke any Cash Percentage Notice through written notice to the Trustee by the close of business on the VWAP Trading Day prior to the first Scheduled Trading Day of the applicable Observation Period.
     The Company shall settle all conversions of Notes in cash as set forth in the immediately preceding paragraph unless prior to any such conversion the Company shall have obtained the approval of its stockholders to issue the full number of shares of Common Stock that would constitute the Daily Share Amount in respect of all Notes, in which case the Company may specify a Cash Percentage in respect of any such conversion. The Company shall notify Holders through written notice to the Trustee upon obtaining any such approval.
     (c) Notwithstanding clauses (a) and (b) above, if, following a Make-Whole Fundamental Change, Notes are surrendered for conversion following the related Effective Date and the Reference Property consists solely of cash as set forth in Section 5.12, then the Company shall satisfy the related Conversion Obligations by paying, on the third Business Day following the Conversion Date, cash in an amount equal to the applicable Conversion Rate multiplied by the Stock Price.

     (d) Any cash amounts due upon conversion by a Holder of Notes surrendered for conversion shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. In addition, the Company shall issue, or shall cause to be issued, any shares of Common Stock due upon conversion to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary (together with any cash in lieu of fractional shares).
     (e) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth in this clause (e). The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding two sentences, if Notes are converted after the close of business on a Record Date for the payment of interest, Holders of such Notes at the close of business on the Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted, except that no such payment need be made:
     (i) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;
     (ii) to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such Notes; or
     (iii) in respect of any conversion for which the related Conversion Date occurs after the close of business on the Record Date immediately preceding the Stated Maturity Date.
Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.
     Section 5.05 . Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Daily VWAP of the Common Stock on the last VWAP Trading Day of the relevant Observation Period.

     Section 5.06 . Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time and upon the same terms as holders of the Common Stock participate) in any the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:
     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

     where,
     CR1 = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be;
     OS1 = the number of shares of Common Stock that will be outstanding (including as a result of such share split or combination, as the case may be) as of the close of business on the Business Day prior to the Ex-Date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be; and
     OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be.
     Such adjustment shall become effective immediately after the close of business on the Business Day prior to the Ex-Date fixed for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 5.06(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Company determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

     (b) If the Company distributes to all or substantially all holders of its outstanding shares of Common Stock any rights or warrants entitling them for a period of not more than 60 days after the record date for such distribution to subscribe for or purchase shares of Common Stock, at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be adjusted based on the following formula; provided that the Conversion Rate shall be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

     where,
     CR1 = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such distribution;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and
     Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.
     Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Date for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Ex- Date for such distribution had not been fixed.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of its Common Stock, excluding
     (i) dividends or distributions as to which an adjustment was effected pursuant to Section 5.06(a) or Section 5.06(b),
     (ii) dividends or distributions paid exclusively in cash, and
     (iii) Spin-Offs described below in this subsection (c);
(any of such shares of Capital Stock, evidences of indebtedness or other assets or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

     where,
     CR1 = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such distribution;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and
     FMV = the fair market value as determined by the Board of Directors of the Distributed Property distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.
     Such adjustment shall become effective immediately after the close of business on the Business Day prior to the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes has the right to receive, for each $1,000 principal amount of Notes, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution, without being required to convert the Notes. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 5.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.
     With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

     where,
     CR1 = the Conversion Rate in effect immediately after the close of business on the last day of the Valuation Period;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the last day of the Valuation Period;
     FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off (such period, the “Valuation Period”); and
     MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
     Such adjustment to the Conversion Rate under the foregoing provisions of this subsection (c) shall be made immediately after the close of business on the last day of the Valuation Period, with retroactive effect to the open of business on the effective date for the applicable Spin-Off.
     To the extent that the final day of the related Observation Period occurs during the Valuation Period, the Company shall satisfy the Conversion Obligation on the third Business Day following the last day of the Valuation Period.
     Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this subsection (c) (and no adjustment to the Conversion Rate under this subsection (c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this subsection (c) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this subsection (c) and subsections (a) and (b) of this Section 5.06, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section 5.06 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (b) of this Section 5.06 applies, shall be deemed instead to be (1) a dividend or distribution of the shares of Capital Stock, evidences of indebtedness or other assets or property, other than such shares of Common Stock or such rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 5.06 with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this subsection (c) be substituted as “the Ex-Date” within the meaning of subsection (a) and subsection (b) of this Section 5.06 and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) of this Section 5.06 or “outstanding immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution” within the meaning of subsection (b) of this Section 5.06.

     (d) If the Company pays cash dividends or distributions to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

     where,
     CR1 = the Conversion Rate in effect immediately after the close of business on the Business Day prior to the Ex-Date for such distribution;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Business Day prior to the Ex-Date for such distribution;
     SP0 = the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and
     C = the amount in cash per share the Company distributes to holders of Common Stock.
     Such adjustment shall become effective immediately after the close of business on the Business Day prior to the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Notes shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of cash such holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

     where,

     CR1 = the Conversion Rate in effect immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;
     CR0 = the Conversion Rate in effect immediately prior to the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;
     AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;
     SP1 = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires;
     OS1 = the number of shares of Common Stock outstanding immediately after the close of business on the Business Day prior to the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
     OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Business Day prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).
     Such adjustment shall become effective immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     No adjustment to the Conversion Rate shall be made if the application of any of the foregoing formulas (other than in respect of a share combination) would result in a decrease in the Conversion Rate.
     For purposes of this Section 5.06, the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (f) For the avoidance of doubt, for purposes of subsections (a), (b), (c), (d) and (e) of this Section in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Conversion Rate is required pursuant to any of subsections (a), (b), (c), (d) or (e) references in those subsections to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (g) In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section 5.06, and to the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange or market in which the Common Stock is then listed, the Company in its sole discretion from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at his last address appearing on the Security Register pursuant to Section 1.06 a notice of the increase at least 20 Business Days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
     (h) Without limiting the foregoing, the Conversion Rate shall not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or stock purchase plan of or assumed by the Company or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;
     (iv) for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid interest.
     (i) All calculations and other determinations under this Article 5 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     (j) For purposes of this Section 5.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

     (k) With respect to a conversion of Notes pursuant to this Article 5, at and after the close of business on each VWAP Trading Day of the relevant Observation Period, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on each such VWAP Trading Day in an amount of shares equal to the product of the Daily Share Amount for such VWAP Trading Day and 100% minus the Cash Percentage. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on each such VWAP Trading Day with respect to such amount of shares of Common Stock.
     (l) Whenever any provision of this Article 5 requires a calculation of Last Reported Sale Prices or Daily VWAPs over a span of multiple days, the Company shall make proportional adjustments to the Daily Settlement Amount (determined in good faith by the Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Daily Conversion Amounts relating to days prior to the date that the adjustment to the Conversion Ratio becomes effective.
     Section 5.07 . Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided:
     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 5.06 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and
     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 1.06.
     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.
     Section 5.08 . Company To Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.
     Section 5.09 . Taxes on Conversions. Except as provided in the next sentence, the Company shall pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable (i) in respect of income of the Holder, or (ii) because the Holder requests any shares to be issued and delivered in a name other than the Holder’s name, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid. Nothing herein shall preclude any tax withholding required by law or regulations.
     Section 5.10 . Certain Covenants. Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     Section 5.11 . Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 2.15.
     Section 5.12 . Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale. (a) In the event of:
     (i) any reclassification of the Common Stock,
     (ii) a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event, or
     (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company (excluding a pledge of securities issued by any of the Company’s subsidiaries but, for the avoidance of doubt, not excluding any foreclosure thereon), in any case as a result of which holders of the outstanding Common Stock would be entitled to receive cash, securities or other property or assets for their shares of Common Stock;
(any such event described in clauses (i) through (iii) above, a “Merger Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 11.01 providing for the conversion and settlement of the Notes as set forth in this Indenture, subject to Section 5.04(b). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 4.

     In the event a supplemental indenture is executed pursuant to this Section 5.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
     (b) Notwithstanding the provisions of Section 5.04(a), and subject to the provisions of Section 5.01, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed to a right to convert such principal amount of Notes by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective time of such Merger Event, a Holder shall be entitled thereafter to convert its Notes into cash up to the aggregate principal portion thereof and, in lieu of the shares of Common Stock otherwise deliverable, units of Reference Property based on the Daily Conversion Amounts of such Reference Property and the applicable Conversion Rate, as described under Section 5.04(a). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or conveyance of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes in accordance with the provisions of this Article 5 prior to the effective date.
     (c) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in this Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (d) The above provisions of this Section 5.12 shall similarly apply to successive Merger Events.
     Section 5.13 . Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Article 8, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes or to the Company to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Article 8, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Article 8, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Article 8, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 5.
     Section 5.14 . Notice to Holders Prior to Certain Actions. Unless a notice has been provided under Section 5.01(b) or Section 5.01(c), as applicable, in case:
     (a) the Company shall declare a dividend (or any other distribution ) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 5.06;
     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 5.06;
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;
then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 9.01 of this Indenture, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or, if a record is not to be taken, the date as of such the holders of Common Stock of record are to be determined for the purposes of such action by the Company, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 5.15 . Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 5 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 5.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 5.16 . Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith, absent manifest error.
     Section 5.17 . Exchange in Lieu of Conversion. Notwithstanding anything herein to the contrary, when a Holder surrenders Notes for conversion, the Company may direct the Conversion Agent to surrender, prior to the commencement of the applicable Observation Period, such Notes to a financial institution designated by the Company for exchange in lieu of conversion.  In order to accept any Notes surrendered for conversion, the designated institution must agree to deliver to the Conversion Agent for delivery to such Holder, in exchange for such Notes to be delivered to such designated institution by the Conversion Agent, all cash and shares of Common Stock, if any, equal to the consideration otherwise due upon conversion, as provided under this Article 5 (assuming for this purpose and for the purpose of determining the related Observation Period that the date such Holder surrenders such Notes for conversion is the Conversion Date for such Notes), at the sole option of the designated institution and as is designated to the Conversion Agent by the Company.  By the close of business on the Trading Day immediately preceding the start of the Observation Period, the Company will notify the Holder surrendering Notes for conversion that it has directed the designated financial institution to make an exchange in lieu of conversion and such designated institution will be required to notify the Conversion Agent, who will then notify the Holder, whether it will deliver, upon exchange, all cash or a combination of cash and shares of Common Stock (by the Company’s specifying a Cash Percentage as provided under this Article 5).
     If the designated institution accepts any such Notes, it will deliver cash and, if applicable, the appropriate number of shares of Common Stock to the Conversion Agent on the date such cash and shares of Common Stock, if any, would otherwise be due as set forth in this Article 5 and the Conversion Agent will promptly deliver the cash and those shares to Holders. Any Notes exchanged by the designated institution will remain Outstanding. If the designated institution agrees to accept any Notes for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the Notes for exchange, the Company shall, no later than the third Business Day immediately following the last day of the related Observation Period, convert the Notes into cash and shares of Common Stock, if any, in accordance with this Article 5 (based on such assumed Conversion Date as described above and the specified Cash Percentage as described above).
     The Company’s designation of an institution to which the Notes may be submitted for exchange does not require the institution to accept any Notes. The Company will not pay any consideration to, or otherwise enter into any agreement with, the designated institution for or with respect to such designation.
ARTICLE 6
Events of Default; Remedies
     Section 6.01 . Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in any payment of interest (including Additional Interest, if any, but excluding the Extension Fee, if any) on any Note when due and payable and the default continues for a period of 30 days; or
     (b) default in the payment of principal of, or Extension Fee, if any, on, any Note when due and payable at its Stated Maturity Date, upon required repurchase, upon acceleration or otherwise; or
     (c) failure by the Company to comply with its obligation to convert the Notes into cash and, if applicable, shares of Common Stock upon exercise of a Holder’s conversion right and that failure continues for five (5) days; or
     (d) failure by the Company to comply with its obligations under Article 7; or
     (e) default in the performance, or breach of any covenant or agreement by the Company under this Indenture (other than a covenant or agreement otherwise described as a separate “Event of Default” hereunder) and continuance of such default or breach by the Company for 60 days after written notice has been given, by registered or certified mail, to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% principal amount of the Notes then Outstanding which written notice shall specify such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture; or
     (f) failure by the Company to comply with its notice obligations under Sections 5.01(b) through (d) or under Section 4.01 when due; or

     (g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $25 million in the aggregate of the Company and/or any such Subsidiary (other than Securitization Indebtedness), whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days of such declaration or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity or upon required repurchase and such defaulted payment shall not have been made, waived or extended within 30 days of such due date or required date of repurchase; provided, however, that clause (i) shall not apply to any indebtedness of any Subsidiary issued and outstanding prior to the date such Subsidiary became a Subsidiary of the Company (other than indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Company) if such default arises solely as a result of a “change of control” provision applicable to such indebtedness which becomes operative as a result of the acquisition of such Subsidiary by the Company or any of its existing Subsidiaries; or
     (h) failure by the Company or any of its Subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds $25 million, which are not stayed while on appeal; or
     (i) the Company, pursuant to or within the meaning of any Bankruptcy Law shall (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law for it or all or substantially all of its property, or (iv) make a general assignment for the benefit of its creditors; or
     (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case, (ii) appoints any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law for the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company and the order or decree remains unstayed and in effect for 60 days.
     Section 6.02 . Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j)) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of all such Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal shall become immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, the principal of, and accrued and unpaid interest, if any, on, all of the Notes shall become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

     At any time following an Event of Default and after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (other than with respect to an Event of Default under Sections 6.01(a), 6.01(b), 6.01(c), 6.01(i) or 6.01(j)) if:
     (i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and
     (ii) all Events of Default, other than the non-payment of the principal amount plus accrued and unpaid interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(e) relating to the failure by the Company to comply with its obligations under Section 9.04 or any filing obligation the Company shall have or be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act relating to its failure to file any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or the covenant set forth in Section 9.04, shall for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee (“Extension Fee”) on the Notes at an annual rate equal to 0.5% of the principal amount of the Notes over such portion of the 180-day period during which time such Event of Default continues. If the Company so elects, such Extension Fee shall accrue on all Outstanding Notes from and including the date on which such Event of Default first occurs and shall be payable on each relevant Interest Payment Date to Holders of record on the Record Date immediately preceding that Interest Payment Date. On the 181st calendar day after such Event of Default (if such violation is not cured or waived prior to such 181st calendar day), the Notes shall be subject to acceleration in accordance with the provisions of this Section 6.02 set forth above. This paragraph and the two immediately succeeding paragraphs shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Extension Fee upon an Event of Default in accordance with this paragraph, the Notes shall be subject to acceleration in accordance with the provisions of this Section 6.02 set forth above.
     In order to elect to pay the Extension Fee as the sole remedy during the first 180 days after an Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, the Company must notify, in the manner provided for in Section 1.06, all Holders of record of Notes and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default occurs. Upon the Company’s failure to timely give such notice or pay the Extension Fee, the Notes shall be subject to acceleration in accordance with the provisions of this Section 6.02 set forth above.

     If an Extension Fee is payable under this Section 6.02, the Company shall deliver to the Trustee a certificate to that effect stating that an Extension Fee is payable and the date upon which such Extension Fee shall begin to accrue. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that an Extension Fee is not payable. If an Extension Fee has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 6.03 . Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the principal amount and accrued and unpaid interest at the Stated Maturity Date or in the payment of the Fundamental Change Repurchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amounts required pursuant to Section 6.07.
     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04 . Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.05 . Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 8.07;
     SECOND: To the payment of the amounts then due and unpaid on the Securities for the principal amount, Fundamental Change Repurchase Price or interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and
     THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 6.06 . Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 6.01(a), Section 6.01(b) or Section 6.01(d)), unless:
     (i) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (ii) Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue such remedy in its own name as Trustee hereunder;
     (iii) such Holder or Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
     (iv) the Trustee has not complied with such request within 60 days after its receipt of such notice and the offer of security or indemnity; and
     (v) the Holders of a majority principal amount of the Outstanding Securities have not given the Trustee a direction that is inconsistent with such request within such 60-day period;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 6.07 . Unconditional Right of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Fundamental Change Repurchase Price or accrued and unpaid interest in respect of the

Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Fundamental Change Repurchase Date, as applicable, and to convert the Securities in accordance with Article 5, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.
     Section 6.08 . Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 6.09 . Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.12, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.10 . Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.11 . Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:
     (i) such direction shall not be in conflict with any rule of law or with this Indenture; and
     (ii) the Trustee may refuse to follow any such direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.
     Section 6.12 . Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

     (i) described in Section 6.01(a), Section 6.01(b), Section 6.01(c), Section 6.01(i), or Section 6.01(j); or
     (ii) in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 6.13 . Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal amount on any Security on or after the Stated Maturity Date of such Security or the Fundamental Change Repurchase Price.
     Section 6.14 . Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 6.15 . Violations of Certain Covenants. A violation of any covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.

ARTICLE 7
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 7.01 . Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into, , transfer all or substantially all its assets (excluding a pledge of securities issued by any of the Company’s subsidiaries) to, another Person, unless:
     (a) the resulting, surviving or transferee person (the “Successor Company”) assumes by supplemental indenture all of the Company’s obligations under the Notes and this Indenture; provided, however, that in the event that the Successor Company in any merger, consolidation, or transfer is not organized and existing under the laws of the United States, any state thereof or the District of Columbia (any such merger, consolidation or transfer, a “Foreign Jurisdiction Transaction”), (i) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts and at the same times as would have been the case if such transaction had not occurred; and (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction of the Successor Company to the effect that (A) any payment of interest, principal, or any other payment or amount delivered under the Notes under or with respect to the Notes will, after giving effect to such transaction, be exempt from any withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes and (B) no transfer taxes, stamp taxes, or taxes on income (including capital gains) will be payable by a Holder of Notes under the laws of any jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes in respect of the acquisition, ownership or disposition of the Notes, including the receipt of interest or principal thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the Notes in carrying on a business in the jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes; provided that the Holder will not be deemed to use or hold the Notes in carrying on a business in such jurisdiction solely as a result of the Holder’s ownership of the notes. Thereafter all such obligations of the Company or such other predecessor corporation shall be terminated. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise, every right and power of the Company under the Securities and under this Indenture;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 7; and

     (d) other than in connection with a Foreign Jurisdiction Transaction (to which the requirements of the proviso in clause (a) above shall apply), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders or beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax in the same amount, in substantially the same manner and at the same times as would have been the case if the transaction had not occurred.
     For purposes of the foregoing, the transfer (by assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     The Successor Company formed by such consolidation or into which the Company is merged or the Successor Company to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer or lease of all or substantially all the Company’s assets (in which case the Company will not be discharged from the obligation to pay the principal amount of the Securities and interest, including any Additional Amounts) and except for obligations, if any, that the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 11.03, the Company, the Trustee and the Successor Company shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Company and such discharge and release of the Company.
ARTICLE 8
The Trustee
     Section 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth and accuracy of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate, and shall not be responsible for, the accuracy of any mathematical calculations or other facts stated therein);
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any other paying agent or any records maintained by any co-registrar with respect to the Securities; and
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 8.02. Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs unless such Default has been cured or waived. Except in the case of a Default in (i) the payment of principal, including the Fundamental Change Repurchase Price, if applicable, of, or interest on any Security or (ii) the payment or delivery, as the case may be, of the consideration due upon conversion of the Notes in accordance with Article 5, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding such notice is in the interests of the Holders.
     Section 8.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:
     (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and the Trustee shall incur no liability of any kind by reason of such inquiry or investigation);

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
     (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Custodian and other Person employed to act hereunder; and
     (k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 8.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee or any Authenticating Agent in conformity with the provisions of this Indenture.
     Section 8.05. Trustee, Paying Agents, Conversion Agents or Security Registrar May Own Securities. The Trustee, any paying agent, any conversion agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, conversion agent or Security Registrar.

     Section 8.06. Monies To Be Held in Trust. Subject to the provisions of Section 10.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall have no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 8.07. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee or any predecessor Trustee (and all officers, directors and employees of the Trustee or any predecessor Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold each of them harmless against, any and all loss, damage, liability, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee or such officer(s), director(s), employee(s) and agent(s) or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or (j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 8.08. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

     Section 8.09. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 8.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.10 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 8.11. Resignation or Removal of Trustee.
     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten business days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Holder who has been a bona fide Holder of a Security or Securities for at least 6 months may, subject to the provisions of Section 6.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with Section 8.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least 6 months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or
     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.13, any Holder who has been a bona fide Holder of a Security or Securities for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at the Company’s expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.12.
     Section 8.12. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 8.07.

     No successor trustee shall accept appointment as provided in this Section 8.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.09 and be eligible under the provisions of Section 8.10.
     Upon acceptance of appointment by a successor trustee as provided in this Section 8.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 8.13. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.09 and eligible under the provisions of Section 8.10.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 8.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).
     Section 8.15. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE 9
Holders’ Lists and Reports by Trustee
     Section 9.01. Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
     (i) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and
     (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.
     Section 9.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
     (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 9.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 of each calendar year, commencing on July 15, 2008. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.
     Section 9.04. Reports by Company. (a) Any information, documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same are required (giving effect to any grace period provided by Rule 12b-25) to be filed with the Commission. To the extent any such information, documents and reports are filed by the Company electronically on the Commission’s Electronic Data Gathering and Retrieval System (or any successor system), and an automatic e-mail notification thereof to the Trustee is generated, such information, documents and reports shall be deemed filed with the Trustee.
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). It is expressly understood that materials transmitted electronically by the Company to the Trustee shall be deemed filed with the Trustee for purposes of this Section 9.04.
ARTICLE 10
Satisfaction and Discharge
     Section 10.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at the Stated Maturity Date, or on any Fundamental Change Repurchase Date or upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash upon a Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders to receive payments of principal of and interest on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture. The Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.
     Section 10.02. Deposited Monies and Shares To Be Held in Trust by Trustee. Subject to Section 10.04, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 10.01 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock, if any, shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Securities for the payment or settlement of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.
     Section 10.03. Paying Agent To Repay Monies and Shares Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, if any, then held by any paying agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies and shares of Common Stock, if any.
     Section 10.04. Return of Unclaimed Monies and Shares. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest on or settlement of Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
     Section 10.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 10.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.
ARTICLE 11
Supplemental Indentures
     Section 11.01. Supplemental Indentures Without Consent of Holders. The Company and the Trustee may modify or amend this Indenture or the Securities without the consent of any Holder to:
     (i) (x) cure any ambiguity, manifest error or defect or (y) cure any omission or inconsistency; provided that, in the case of clause (y), the rights of the Holders are not adversely affected in any material respect;
     (ii) provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;
     (iii) add guarantees with respect to the Notes;
     (iv) secure the Notes;
     (v) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;
     (vi) provide for the conversion of the Notes in accordance with the terms of this Indenture;
     (vii) provide for the conversion rights of Holders of Notes and the Company’s repurchase obligation in connection with a Fundamental Change in accordance with the terms of this Indenture in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety; or
     (viii) make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the Notes to the section entitled “Description of the Notes” as set forth in the final offering memorandum related to the Securities dated September 23, 2009 will not be deemed to be adverse to any Holder.
     Section 11.02. Supplemental Indentures with Consent of Holders. Except as provided below in this Section 11.02 and in Section 11.01, this Indenture or the Notes may be amended with the consent of the Holders of at least a majority principal amount of the Notes then Outstanding, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and, subject to certain exceptions as set forth in this Indenture, any past Default or compliance with any provisions may be waived with the consent of the Holders of a majority principal amount of the Notes then Outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.
     Notwithstanding the immediately preceding paragraph, without the written consent of each Holder of an Outstanding Security affected thereby, no amendment, supplement or waiver under this Section 11.02 may:
     (i) reduce the amount of Notes whose holders must consent to an amendment;
     (ii) reduce the rate, or extend the stated time for payment, of interest on any Note or reduce the amount, or extend the stated time for payment, of the Extension Fee;
     (iii) reduce the principal, or extend the Stated Maturity Date, of any Note;
     (iv) make any change that adversely affects the conversion rights of any Notes;
     (v) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
     (vi) change the place or currency of payment of principal or interest or any Extension Fee in respect of any Note;
     (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (viii) adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or
     (ix) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.
     It shall not be necessary for any Act of Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 11.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 11 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 8.01) shall be fully protected and indemnified by the Company in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise or adversely affect the rights, duties or immunities of the Holders under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 11.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 11, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 11.05. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 11 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
     Section 11.06. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Holder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notes, shall not affect the legality or validity of such supplemental indenture.
ARTICLE 12
Miscellaneous
     Section 12.01. When Securities Are Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.
     Section 12.02. Rules by Trustee, Paying Agent and Security Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Security Registrar and the Paying Agent may make reasonable rules for their functions.

     Section 12.03. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 12.04. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     Section 12.05. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward a copy of such schedule to any Holder upon the request of such Holder.
     Section 12.06. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.
     Section 12.07. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PHH CORPORATION
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
Title: SVP & Treasurer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Timothy W. Casey
	Name:	Timothy W. Casey
Title: Senior Associate

SCHEDULE A
Make-Whole Table
The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Securities pursuant to Section 5.02 of this Indenture:

Effective
date	$19.85	$22.00	$24.00	$26.00	$28.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
9/29/2009	11.6256	10.0594	8.6327	7.4929	6.5680	5.8073	4.4058	3.4644	2.7994	2.3103	1.6479	1.2265	0.9382	0.7305	0.5750
9/1/2010	11.6256	10.1348	8.5783	7.3490	6.3634	5.5626	4.1172	3.1750	2.5277	2.0632	1.4522	1.0748	0.8215	0.6408	0.5062
9/1/2011	11.6256	9.9150	8.2136	6.8904	5.8470	5.0142	3.5563	2.6494	2.0536	1.6432	1.1289	0.8267	0.6296	0.4909	0.3880
9/1/2012	11.6256	9.4371	7.5426	6.1017	4.9943	4.1349	2.7056	1.8868	1.3916	1.0758	0.7146	0.5202	0.3983	0.3133	0.2497
9/1/2013	11.6256	8.4119	6.2217	4.6226	3.4562	2.6055	1.3518	0.7725	0.4953	0.3546	0.2292	0.1722	0.1363	0.1099	0.0890
9/1/2014	11.6256	6.7024	2.9145	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A
[FORM OF FACE OF SECURITY]
[INCLUDE IF A GLOBAL SECURITY]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
[INCLUDE IF A RESTRICTED SECURITY]
[THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) (A “QUALIFIED INSTITUTIONAL BUYER”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(D) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY IN ACCORDANCE WITH THE TWO IMMEDIATELY SUCCEEDING PARAGRAPHS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIEST OF (1) THE FIRST ANNIVERSARY OF THE ISSUE DATE, (2) THE TRANSFER OF THIS SECURITY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (3) ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THIS NOTE (OR ITS PREDECESSOR) AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.
THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES, IF ANY, IS SUBJECT TO CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER. PHH CORPORATION WILL FURNISH A FULL STATEMENT ABOUT THE RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP OF THE COMMON STOCK TO ANY HOLDER ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE MADE TO THE COMPANY’S CORPORATE SECRETARY AT ITS PRINCIPAL OFFICE.]
IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JANUARY 30, 2010.

PHH CORPORATION

No.	Initially $
4.00% Convertible Senior Note due 2014
CUSIP No.: 693320 AJ2
ISIN Number: US693320AJ20
     PHH CORPORATION, a Maryland corporation, promises to pay to [CEDE & CO., or its registered assigns]1, the principal sum of                      DOLLARS, [as revised by the Schedule of Increases or Decreases in Global Security attached hereto,]2 on September 1, 2014.
     Interest Payment Dates: March 1 and September 1.
     Interest Record Dates: February 15 and August 15.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and, if applicable, Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.
     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[1]	Use bracketed language for a Global Security.

[2]	Use bracketed language for a Global Security.

     IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

PHH CORPORATION
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION THE BANK OF NEW YORK MELLON, as Trustee, certifies that this Security is one of the Securities described in the within-named Indenture.

Dated:

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
PHH CORPORATION
4.00% Convertible Senior Note due 2014
1. Interest
     PHH CORPORATION, a Maryland corporation (such corporation, and its successors and assigns under the Indenture, the “Company”), promises to pay interest on the principal amount of this Security at the rate of 4.00% per annum. The Company will pay interest semiannually on March 1 and September 1 of each year, commencing on March 1, 2010. Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 29, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of the delay. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of interest then in effect; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.
2. Paying Agent, Registrar and Conversion Agent
     Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar, or Conversion Agent.
3. Indenture
     The Company issued the Securities under an Indenture dated as of September 29, 2009 (the “Indenture”), between the Company and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.
     This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $250,000,000. Additional Securities may be issued in accordance with the terms of the Indenture. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.
4. Conversion
     Upon the occurrence of certain events specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the close of business on the third Scheduled Trading Day immediately preceding the Stated Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into a combination of cash and Common Stock, determined as set forth in the Indenture, based on the applicable Conversion Rate, as the same may be adjusted pursuant to the terms of the Indenture.

5. Denominations, Transfer, Exchange
     The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the terms of the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.
6. Persons Deemed Owners
     The registered Holder of this Security may be treated as the owner of it for all purposes.
7. Defaults and Remedies
     If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or relating to the failure to file certain reports subject to the provisions of the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default relating to a failure to file certain reports with the Commission and the Trustee shall for the first 180 calendar days after such Event of Default consist exclusively of the right to receive an Extension Fee.
8. No Recourse Against Others
     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
9. Authentication
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
10. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
11. GOVERNING LAW
     THIS SECURITY (AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK).
12. CUSIP and ISIN Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY3
     The following increases or decreases in this Global Security have been made:

Signature of
			Principal amount of this	authorized
	Amount of decrease in	Amount of increase in	Global Security	signatory of
Date of	principal amount of this	principal amount of this	following such decrease	Trustee or
Exchange	Global Security	Global Security	or increase	Custodian

[3]	For Global Securities only.

Signature of
			Principal amount of this	authorized
	Amount of decrease in	Amount of increase in	Global Security	signatory of
Date of	principal amount of this	principal amount of this	following such decrease	Trustee or
Exchange	Global Security	Global Security	or increase	Custodian

[FORM OF CONVERSION NOTICE]
To: PHH Corporation
     The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, cash and shares of Common Stock of PHH Corporation, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that the check in payment for cash and the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for fraction shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.
     If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. In addition, subject to certain exceptions in the Indenture, if this notice is being delivered on a date after the close of business on a Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted.
     Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock, if any, if to be issued, and Securities, if any, to be delivered, and the person to whom cash, if any, and payment for fractional shares, if any, is to be made, if other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)
Principal amount to be converted
  (if less than all, must be $1,000 or whole multiples thereof):

$
Social Security or Other Taxpayer
  Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: PHH Corporation
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from PHH Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (1) the entire principal amount of this Security, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.
In the case of Physical Securities, the certificate numbers of the Securities to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$___,000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT AND TRANSFER]
For value received                                          hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                          attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note prior to the Resale Restriction Termination Date, the undersigned confirms that such Note is being transferred:
☐      To PHH Corporation or a subsidiary thereof; or
☐     Pursuant to a person who the undersigned believes is a “qualified institutional buyer” purchasing for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or
☐     Pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or
☐     Pursuant to a registration statement that has become or been declared effective under the Securities Act.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

EXHIBIT B
[FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK ISSUED UPON CONVERSION]
[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY CERTIFICATE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND
(2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON STOCK CERTIFICATE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.
THIS LEGEND WILL BE REMOVED ON THE EARLIER OF (1) THE FIRST ANNIVERSARY OF THE ISSUE DATE, (2) THE TRANSFER OF THIS SECURITY UNDER CLAUSE 1(B) ABOVE OR (3) ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

B-1